Exhibit 3.1.3



                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                         SKYTERRA COMMUNICATIONS, INC.

                                     INTO

                            RARE MEDIUM GROUP, INC.


       ________________________________________________________________

                    Pursuant to Sections 103 and 253 of the
               General Corporation Law of the State of Delaware
      _________________________________________________________________


         Rare Medium Group, Inc., a Delaware corporation (the "Corporation"), does hereby certify:

         FIRST: The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

         SECOND: The Corporation owns 100% of the outstanding shares of each class of the capital stock of SkyTerra Communications, Inc., a Delaware corporation (the "Subsidiary").

         THIRD: The Board of Directors of the Corporation, by resolutions duly adopted at a meeting held on August 14, 2003 (true and correct copies of which are attached hereto as Exhibit A), has authorized the merger of the Subsidiary with and into the Corporation (the "Merger"). Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

         FOURTH: The Corporation shall be the surviving corporation of the Merger (the "Surviving Corporation").

         FIFTH: At the effective time of the Merger the name of the Surviving Corporation shall be changed to SkyTerra Communications, Inc.

         IN WITNESS WHEREOF, Rare Medium Group, Inc. caused this Certificate of Ownership and Merger to be executed in its corporate name this 23rd day of September, 2003.

                                     RARE MEDIUM GROUP, INC.


                                     By:  /s/ Robert C. Lewis
                                          ----------------------------
                                     Name:  Robert C. Lewis
                                     Title: Secretary